Exhibit 10.7

GUARANTY OF COMPLETION AND NON-RECOURSE CARVE-OUTS

THIS GUARANTY OF COMPLETION AND NON-RECOURSE CARVE-OUTS (as the same may be amended, supplemented or otherwise modified from time to time, this "Guaranty") is made as of January 15, 2015 by LIFE CARE COMPANIES LLC, an Iowa limited liability company ("Guarantor") for the benefit of SENTIO GEORGETOWN, LLC, a Delaware limited liability company (“Lender A”) and SENTIO GEORGETOWN TRS, LLC, a Delaware limited liability company (“Lender B”).

WITNESSETH:

WHEREAS, pursuant to that certain Construction Loan Agreement dated as of the date hereof among WESTMINSTER – LCS GEORGETOWN LLC, an Iowa limited liability company ("Borrower"), Lender A, and Lender B (together with all renewals, amendments, modifications, increases and extensions thereof, the "Loan Agreement"), Lender A has agreed to make a construction loan to Borrower in the maximum principal amount of $40,912,000.00 (“Loan A”), and Lender B has agreed to make a construction loan to Borrower in the maximum principal amount of $1,000,000.00 (“Loan B”). Loan A is evidenced by that certain Promissory Note A dated as of even date herewith in the principal amount of Loan A. Loan B is evidenced by that certain Promissory Note B dated as of even date herewith in the principal amount of Loan B. Lender A and Lender B are referred to herein, individually and collectively as the context may require, as “Lender”. Loan A and Loan B are referred to herein, individually and collectively as the context may require, as the “Loan”. Promissory Note A and Promissory Note B are referred to herein, individually and collectively as the context may require, together with all renewals, amendments, modifications, increases and extensions thereof, as the “Note”.

WHEREAS, the Loan is secured by that certain Deed of Trust, Assignment of Leases and Rents, Security Instrument and Fixture Filing, by Borrower for the benefit of Lender dated as of even date herewith (together with all renewals, modifications, increases and extensions thereof, the "Security Instrument"), which grants Lender a first priority security interest in the real property described on Exhibit A attached thereto (the "Property"). The Loan Agreement, Note, Security Instrument, and each of the other documents evidencing or securing the Loan are hereinafter referred to collectively as the "Loan Documents."

WHEREAS, Lender is not willing to make the Loan, or otherwise extend credit, to Borrower unless Guarantor unconditionally guarantees payment and performance to Lender of the Guaranteed Obligations (as herein defined).

WHEREAS, Guarantor is the owner of direct or indirect interests or has a financial interest in Borrower, and Guarantor will directly benefit from Lender's making the Loan to Borrower.

NOW, THEREFORE, as an inducement to Lender to make the Loan to Borrower and to extend such additional credit as Lender may from time to time agree to extend under the Loan Documents, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Guarantor does hereby agree as follows:

ARTICLE 1

DEFINED TERMS

Section 1.1           Defined Terms. As used herein, the following terms have the following meanings:

(a)          “Guaranteed Carveout Obligations” means the obligations or liabilities of Borrower or Guarantor to Lender for any Losses incurred by Lender arising out of or in connection with the following:

(i)          fraud or any intentional material written misrepresentation by Borrower or Guarantor made in the Loan Documents or in connection with the application for the Loan;

(ii)         material physical waste committed on the Property through any intentional act of Borrower, or the removal by Borrower of any portion of the Property in violation of the terms of the Loan Documents whenever an Event of Default exists;

(iii)        subject to any right to contest such matters, as provided in the Loan Documents, failure to pay any valid property taxes or liens, which would be superior to the lien or security title of the Security Instrument or the other Loan Documents, to the extent funds for payment of the amount claimed by any such lien claimant are available for advance under the Loan or from Operating Cash Flow;

(iv)        all reasonable third party legal costs and expenses (including attorneys’ fees) reasonably incurred by Lender in connection with litigation or other legal proceedings involving the collection or enforcement of this Guaranty or arising in connection with the Loan after the occurrence and during the continuance of an Event of Default, or reasonably incurred in connection with the enforcement or realization by Lender of its lien on the Property if Borrower or Guarantor in bad faith contests or interferes with any such action taken by Lender;

(v)         a default by Borrower of any covenant contained in that certain Environmental Indemnity Agreement dated as of the date of the Loan Agreement given by Borrower and Guarantor to Lender; provided, however, that such default shall not be a Guaranteed Carveout Obligation if such default is fully cured on or before the expiration of the Cure Period (as defined below). As used in this Section 1.1(a)(v), the term “Cure Period” means a ninety (90) day period commencing on Lender’s written notice to Guarantor of the default; provided, however, if (i) the subject default is, by its nature, not readily susceptible to cure within ninety (90) days, and (ii) Guarantor or Borrower commences that cure process within the initial ninety (90) day period and diligently pursues it to completion within one hundred eighty (180) days of the initial default, then that default shall not constitute a Guaranteed Carveout Obligation;

(vi)        the misapplication or conversion by Borrower of (A) any insurance proceeds paid by reason of any loss, damage or destruction to the Property, (B) any awards or other amounts received in connection with the condemnation of all or a portion of the Property, or (C) any rents, income, or cash flow of the Property while an Event of Default exists;

(vii)       any security deposits or other refundable deposits collected with respect to the Property which are not delivered to Lender upon a sale or foreclosure of the Property or other action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the applicable leases or residency agreements prior to the occurrence of the Event of Default that gave rise to such sale or foreclosure or other action in lieu thereof or used by Borrower to pay bona fide Operating Expenses of the Property;

(viii)      Borrower’s failure to maintain any one or more of the insurance policies required under the Loan Documents to the extent funds for payment for the premiums due for such policies are available for advance under the Loan or from Operating Cash Flow; or

(ix)         Borrower’s breach of any of the following covenants of the Loan Agreement: Section 8.1 (Single Purpose Entity), or Section 8.11 (Compliance).

(x)          Borrower’s breach of any of the covenants in Section 7.2 of the Loan Agreement, but only if Borrower had actual knowledge of such breach on or before the date that Lender acquires the Property by foreclosure or deed-in-lieu thereof.

(xi)         Any federal, state, or local Governmental Authority revokes or suspends any license or permit required by applicable law in order to operate the Property as an independent living, assisted living, and memory care senior housing community and such revocation or suspension is still in effect as of the date that Lender acquires the Property by foreclosure or deed-in-lieu thereof.

(b)        “Guaranteed Obligations” means, collectively, the Guaranteed Carveout Obligations, the Guaranteed Performance Obligations, and the Guaranteed Springing Obligations.

(c)         “Guaranteed Performance Obligations” means:

(i)          the prompt and complete payment and performance of the obligations of Borrower to construct and complete the construction of the Project substantially in accordance with Applicable Laws, the Plans, and the Approved Budget, on or before the Construction Completion Date, subject to delays from Force Majeure Events, free and clear of all liens (other than those contemplated by the Loan Documents); and

(ii)         the obligation to keep the Loan in balance, as described in Section 4.4 of the Loan Agreement.

(d)       “Guaranteed Springing Obligations” means the entire Debt, but only from and after the occurrence of one or more of the events described in Section 2.4 hereof.

(e)        “Losses” means any and all actual third party claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, demands, causes of action, damages (excluding consequential, special, indirect or incidental damages), actual out-of-pocket losses, fines, penalties, charges, fees, actual out-of-pocket costs and expenses (including without limitation reasonable third party attorneys’ fees and expenses), judgments, awards and amounts paid in settlement of whatever kind or nature (including but not limited to reasonable third attorneys’ fees and other third party costs of defense); provided, however, the term “Losses” shall not include any special or punitive damages.

Section 1.2         Loan Agreement. Any capitalized term used in this Guaranty and not otherwise defined herein shall have the meaning ascribed to such term in the Loan Agreement.

ARTICLE 2

guarantees

Section 2.1        Conditional Guaranty and Exculpation. Guarantor hereby irrevocably and unconditionally guarantees to Lender and its successors and assigns the payment in full of the Debt and all amounts due and payable to Lender A and Lender B under the Loan Documents (including the Participation Amount if applicable). However, except as set forth in Sections 2.2, 2.3, and 2.4, Guarantor shall have no personal liability for the Debt or the obligations under the Loan Documents, and Lender’s recourse for collection of the Debt and enforcement of the obligations under the Loan Documents shall be limited to Borrower and the collateral for the Loan. The limitation on Guarantor’s personal liability in the immediately preceding sentence is referred to herein as the “Exculpation”.

Section 2.2        Reservation of rights under the Bankruptcy Code. Notwithstanding the Exculpation, Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim against Borrower’s and Guarantor’s bankruptcy estate for the full amount of the Debt or to require that all collateral for the Loan shall continue to secure all of the Debt accordance with the Loan Documents.

Section 2.3         Guaranty of Guaranteed Carveout Obligations. Notwithstanding the Exculpation, Guarantor hereby irrevocably and unconditionally guarantees to Lender and its successors and assigns the payment of the Guaranteed Carveout Obligations as and when the same shall be due and payable. Guarantor hereby irrevocably and unconditionally covenants and agrees that Guarantor is liable for the Guaranteed Carveout Obligations as a primary obligor.

Section 2.4        Guarantied Springing Obligations. The Exculpation shall be null and void, and Guarantor shall be personally liable for the entire amount of the Debt as a primary obligor, from and after the occurrence of any of the following events: (i) the Property or any part thereof becomes an asset in a voluntary bankruptcy or insolvency proceeding under the U.S. Bankruptcy Code, or in an involuntary bankruptcy or insolvency proceeding brought by Guarantor or an Affiliate of Guarantor, or in an involuntary bankruptcy or insolvency proceeding in which Borrower, Guarantor or an Affiliate of Guarantor has colluded or conspired with the person bringing such action, which proceeding is not dismissed within ninety (90) days after it is filed, together with all reasonable third party legal costs and expenses (including attorneys’ fees) reasonably incurred by Lender arising from or relating thereto, (ii) Borrower or Guarantor fails to obtain Lender’s prior written consent to any voluntary Transfer for which Borrower or Guarantor is required to obtain such prior written consent under the Loan Documents before consummating any such Transfer, or (iii) Borrower, Guarantor, or any Affiliate of Guarantor contests or interferes with, directly or indirectly, the exercise by Lender of its rights and remedies with respect to the Property or other collateral for the Loan, including the making of any motion, the filing of any counterclaim, or the seeking of any injunction or restraint, other than a good faith dispute as to the existence of an Event of Default, unless Borrower, Guarantor, or the applicable Affiliate is adjudicated, in a final and non-appealable judgment, to be the prevailing party with respect thereto.

Section 2.5        Guaranty of Performance Obligations.

(a)       Guarantor hereby unconditionally and irrevocably guarantees to Lender, as a primary obligor, the timely performance of the Guaranteed Performance Obligations, subject to Lender’s performance of its obligations under Section 2.5(b). If an Event of Default occurs and is continuing with respect to any of the Guaranteed Performance Obligations, and upon notice from Lender to Guarantor at the address set forth and in the manner prescribed in Section 7.2 below for giving notice, Guarantor agrees to assume all responsibility for the Guaranteed Performance Obligations.

(b)       After Lender’s notice to Guarantor for performance of the Guaranteed Performance Obligations, Guarantor shall be entitled to request and draw remaining undisbursed Loan funds for the purpose of completing the construction of the Improvements and pre-opening services contemplated by the Development Agreement (but not in excess of the committed amount of the Loan). Lender shall disburse such funds for the purpose of, and to the extent necessary for, performance of the Guaranteed Performance Obligations, provided that: (i) Guarantor must have unconditionally reaffirmed in writing its obligations hereunder with respect to the Guaranteed Performance Obligations and be performing the Guaranteed Performance Obligations or causing the performance of the Guaranteed Performance Obligations with due diligence (including, without limitation, ensuring that the Loan remains In Balance); (ii) all such disbursements shall be secured by the Security Instrument and the other Loan Documents with the same priority as all previous disbursements to Borrower; and (iii) Guarantor shall otherwise be complying, or shall cause Borrower to otherwise comply, with all of the remaining terms and conditions of the Loan Documents (including the terms and conditions applicable to draws of undisbursed Loan funds). Lender shall waive compliance with terms and conditions that are personal to Borrower, provided that failure to perform such personal terms and conditions does not, in any material respect, impair the timely completion of the Guaranteed Performance Obligations or the operation, use, or value of the Property and Improvements.

(c)       If, after Lender’s notice to Guarantor for performance of the Guaranteed Performance Obligations, Guarantor commits one or more defaults (and such defaults continue beyond any applicable notice or Cure Period) in its performance of the Guaranteed Performance Obligations as and when required by Section 2.5(a) above, and without limiting any other right or remedy of Lender hereunder or under the other Loan Documents, then Lender may, at its option, after first having given at least ten (10) days’ prior written notice and opportunity to cure (within such ten (10) day period) to Guarantor at the address set forth and in the manner prescribed in Section 7.2 below for giving notice, complete the Improvements either before or after commencement of foreclosure proceedings or before or after exercise of any other right or remedy of Lender against Borrower or Guarantor, and may expend such sums as Lender, in its discretion, deems necessary or advisable to complete the Improvements. The amount of any and all expenditures made by Lender for the foregoing purposes in excess of the allocations of undisbursed Loan proceeds for the completion of construction of the Improvements shall be due and payable by Guarantor to Lender upon demand, together with interest as provided in the Loan Documents. Lender does not have and shall never have any obligation to complete the Improvements or to take any action to cause such completion.

(d)       Notwithstanding anything to the contrary in this Guaranty, if Lender completes the Improvements in accordance with subsection (c) above, then Guarantor’s liability with respect to the Guaranteed Performance Obligations shall be limited to the amount by which the costs to complete the Improvements exceed (i) the aggregate hard costs and soft costs budgeted for the Improvements in the Initial Approved Budget approved by Lender as of the date of this Guaranty less (ii) any amounts for such costs previously advanced by Lender to Borrower.

(e)       Completion of the Improvements (and satisfaction of the Guaranteed Performance Obligations) for purposes of this Guaranty shall be deemed to have occurred upon (i) Lender’s receipt of a certificate of substantial completion (AIA Document G704) executed by Architect with respect to the Improvements, (ii) Lender’s receipt of a certificate of temporary or permanent occupancy or such other documentation, if any, as is customarily issued by the applicable Governmental Authority upon substantial completion of shell building improvements, and (iii) Lender’s receipt of written confirmation from the Title Company that no liens have been filed against the Property which have not been bonded around in accordance with the Loan Documents, and expiration of the statutory period within which mechanics liens may be filed with respect to construction of the Improvements.

Section 2.6        Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and not a guaranty of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Carveout Obligations arising or created after any attempted revocation by Guarantor. This Guaranty may be enforced by Lender and any subsequent holder of either Note permitted under the Loan Agreement and shall not be discharged by the assignment or negotiation of all or part of either Note, in each case made in accordance with the Loan Agreement.

Section 2.7        Guaranteed Obligations Not Reduced by Offset. The Guaranteed Obligations and the liabilities and obligations of Guarantor to Lender hereunder shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Borrower, or any other party, against Lender or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

Section 2.8        Payment By Guarantor. If all or any part of the Guaranteed Obligations shall not be punctually paid when due, whether at demand, maturity, acceleration or otherwise, Guarantor shall, immediately upon demand by Lender, and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity, or any other notice whatsoever, pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Lender at Lender’s address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations, and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

Section 2.9        No Duty To Pursue Others. It shall not be necessary for Lender (and Guarantor hereby waives any rights which Guarantor may have to require Lender), in order to enforce the obligations of Guarantor hereunder, first to (i) institute suit or exhaust its remedies against Borrower or others liable on the Loan or the Guaranteed Obligations or any other person, (ii) enforce Lender’s rights against any collateral which shall ever have been given to secure the Loan, (iii) enforce Lender’s rights against any other guarantors of the Guaranteed Obligations, (iv) join Borrower or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (v) exhaust any remedies available to Lender against any collateral which shall ever have been given to secure the Loan, or (vi) resort to any other means of obtaining payment of the Guaranteed Obligations. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

Section 2.10      Waivers. Guarantor agrees to the provisions of the Loan Documents, and hereby waives notice of (i) any loans or advances made by Lender to Borrower, (ii) acceptance of this Guaranty, (iii) any amendment or extension of the Note, the Security Instrument or of any other Loan Documents, (iv) the execution and delivery by Borrower and Lender of any other loan or credit agreement or of Borrower’s execution and delivery of any promissory notes or other documents arising under the Loan Documents or in connection with the Property, (v) the occurrence of any breach by Borrower or an Event of Default, (vi) Lender’s transfer or disposition of the Guaranteed Obligations, or any part thereof, in accordance with the terms of the Loan Agreement (vii) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Obligations, (viii) protest, proof of non-payment or default by Borrower, or (ix) any other action at any time taken or omitted by Lender, and, generally, all demands and notices of every kind in connection with this Guaranty, the Loan Documents, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations and the obligations hereby guaranteed except for any notices expressly required under any of the Loan Documents.

Section 2.11      Effect of Bankruptcy. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, or any agreement, stipulation or settlement, Lender must rescind or restore any payment, or any part thereof, received by Lender in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Lender shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of Borrower and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance.

Section 2.12       Waiver of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights Guarantor may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating the Guarantor to the rights of Lender), to assert, prior to the indefeasible payment and discharge in full of the Debt and the performance of all obligations under the Loan, any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower or any other party liable for payment of any or all of the Guaranteed Obligations or for any payment made by Guarantor under or in connection with this Guaranty or otherwise.

Section 2.13      Borrower. The term “Borrower” as used herein shall include any new or successor corporation, association, partnership (general or limited), joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of Borrower or any interest in Borrower.

ARTICLE 3

EVENTS AND CIRCUMSTANCES NOT REDUCING
OR DISCHARGING GUARANTOR’S OBLIGATIONS

Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any common law, equitable, statutory or other rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

Section 3.1        Modifications. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Indebtedness, the Note, the Security Instrument, the other Loan Documents, or any other document, instrument, contract or understanding between Borrower and Lender, or any other parties, pertaining to the Guaranteed Obligations or any failure of Lender to notify Guarantor of any such action.

Section 3.2        Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to Borrower or any other guarantor of the Loan (or any portion thereof).

Section 3.3       Condition of Borrower or Guarantor. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower, Guarantor or any other party at any time liable for the payment of all or part of the Guaranteed Obligations; or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor, or any changes in the shareholders, partners or members of Borrower or Guarantor; or any reorganization of Borrower or Guarantor.

Section 3.4        Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including without limitation the fact that (i) the Guaranteed Obligations, or any part thereof, exceeds the amount permitted by law, (ii) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (iii) the officers or representatives executing the Note, the Security Instrument or the other Loan Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (iv) the Guaranteed Obligations violate applicable usury laws, (v)  Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Borrower (provided that the foregoing shall not waive any claim by Borrower or Guarantor contesting the existence of an Event of Default), (vi) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (vii) the Note, the Security Instrument or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other person be found not liable on the Guaranteed Obligations or any part thereof for any reason.

Section 3.5       Release of Obligors. Any full or partial release of the liability of Borrower on the Guaranteed Obligations, or any part thereof, or of any co-guarantors, or any other person or entity now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other party, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other parties will be liable to pay or perform the Guaranteed Obligations, or that Lender will look to other parties to pay or perform the Guaranteed Obligations.

Section 3.6        Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.

Section 3.7        Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.

Section 3.8        Care and Diligence. The failure of Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security, including but not limited to any neglect, delay, omission, failure or refusal of Lender (i) to take or prosecute any action for the collection of any of the Guaranteed Obligations or (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

Section 3.9         Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Guaranteed Obligations.

Section 3.10       Merger. The reorganization, merger or consolidation of Borrower into or with any other corporation or entity.

Section 3.11      Preference. Any payment by Borrower to Lender is held to constitute a preference under bankruptcy laws, or for any reason Lender is required to refund such payment or pay such amount to Borrower or someone else.

Section 3.12       Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Loan Documents, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof. It is the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or not contemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES; covenants

To induce Lender to enter into the Loan Documents and extend credit to Borrower, Guarantor represents, warrants and covenants to Lender as follows:

Section 4.1        Benefit. Guarantor is an owner of an indirect interest in Borrower, and has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.

Section 4.2        Familiarity and Reliance. Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Note or Guaranteed Obligations; however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.

Section 4.3        No Representation By Lender. Neither Lender nor any other party has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty.

Section 4.4       Legality. The execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not, and will not, contravene or conflict with any law, statute or regulation whatsoever to which Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, mortgage, Security Instrument, charge, lien, or any contract, agreement or other instrument to which Guarantor is a party or which may be applicable to Guarantor. This Guaranty is a legal and binding obligation of Guarantor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights.

Section 4.5        Survival of Representations and Warranties. All representations and warranties made by Guarantor herein shall survive the execution hereof and payment of the Loan in full.

ARTICLE 5

Financial Covenants.

Section 5.1        Definitions. As used in this Article 5, the following terms shall have the respective meanings set forth below:

(a)       “Consolidated Subsidiaries” shall mean each Subsidiary of Guarantor, the financial statements of which shall be (or should have been) consolidated with the financial statements of Guarantor in accordance with GAAP.

(b)       “GAAP” shall mean generally accepted accounting principles, consistently applied.

(c)       “Liquid Assets” shall mean assets in the form of cash, cash equivalents, obligations of (or fully guaranteed as to principal and interest by) the United States or any agency or instrumentality thereof (provided the full faith and credit of the United States supports such obligation or guarantee), certificates of deposit issued by a commercial bank having net assets of not less than $500 million, securities listed and traded on a recognized stock exchange or traded over the counter and listed in the National Association of Securities Dealers Automatic Quotations, or liquid debt instruments that have a readily ascertainable value and are regularly traded in a recognized financial market. Liquid Assets shall also include unfunded lines of credit of Guarantor, provided that, at the time of determination, Guarantor demonstrates to Lender’s reasonable satisfaction that draws on such lines of credit are available upon demand or upon satisfaction of conditions that can be readily and promptly satisfied by Guarantor.

(d)       “Net Worth” shall mean, as of a given date, the sum of (x) members’ equity as shown on financial statements delivered to Lender in accordance with the terms of the Loan Documents, plus (y) any adjustment taken for straight-line rent accounting, plus (z) subject to the following sentence, the face amount of Subordinated Shareholder Notes Payable. “Subordinated Shareholder Notes Payable” means notes payable by Guarantor or its Consolidated Subsidiaries to former employees, provided that the amount of such notes may be added to Net Worth for purposes of this Agreement only to the extent that (i) such notes are fully disclosed in the financial statements delivered to Lender in accordance with the terms of the Loan Documents, (ii) the amount of such notes is not included in or has been deducted from members’ equity as shown on such financial statements, and (iii) by the terms of such notes, Guarantor’s obligations under such notes are fully subordinated to payment in full of all obligations of Guarantor to Lender and other unsecured creditors of Guarantor.

(e)       “Subsidiary” shall mean any Affiliate of Guarantor that is controlled by Guarantor.

Section 5.2        Covenants. Until all of the Loan A Debt, the Loan B Debt (including the Participation Amount), and the Guaranteed Obligations have been paid and performed in full, Guarantor shall:

(a)       As of any applicable measuring period maintain (i) a Net Worth in excess of Fifteen Million and No/100 Dollars ($15,000,000.00) until Construction Completion and thereafter a Net Worth in excess of Five Million and No/100 Dollars ($5,000,000.00), and (b) Liquid Assets of at least Four Million and No/100 Dollars ($4,000,000.00) until Construction Completion, and thereafter Liquid Assets of at least Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00).

(b)       Deliver to Lender within five (5) Business Days of receipt, copies of any default notices received by Guarantor or its Consolidated Subsidiaries in respect of any indebtedness of Guarantor or its Consolidated Subsidiaries in excess of $1,000,000.

(c)        Comply with the terms of Section 8.7 of the Loan Agreement applicable to Guarantor.

Section 5.3        Prohibited Transactions. Guarantor shall not, at any time while a default in the payment of the Guaranteed Obligations has occurred and is continuing, either (i) enter into or effectuate any transaction with any Affiliate of Guarantor, including the payment of any dividend or distribution to a shareholder, or the redemption, retirement, purchase or other acquisition for consideration of any stock in Guarantor or (ii) sell, pledge, mortgage or otherwise transfer to any Person any of Guarantor’s assets, or any interest therein, in either case, which could have the effect of reducing the Net Worth of Guarantor below the amount required to be maintained pursuant to Section 5.2(a).

ARTICLE 6

SUBORDINATION OF CERTAIN INDEBTEDNESS

Section 6.1        Subordination of All Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of Borrower to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the person or persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor. The Guarantor Claims shall include without limitation all rights and claims of Guarantor against Borrower (arising as a result of subrogation or otherwise) as a result of Guarantor’s payment of all or a portion of the Guaranteed Obligations. Whenever an Event of Default exists, Guarantor shall not receive or collect, directly or indirectly, from Borrower or any other party any amount upon the Guarantor Claims.

Section 6.2       Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving Guarantor as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Guarantor hereby assigns such dividends and payments to Lender. Should Lender receive, for application upon the Guaranteed Obligations, any such dividend or payment which is otherwise payable to Guarantor, and which, as between Borrower and Guarantor, shall constitute a credit upon the Guarantor Claims, then upon payment to Lender in full of the Guaranteed Obligations, Guarantor shall become subrogated to the rights of Lender to the extent that such payments to Lender on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if Lender had not received dividends or payments upon the Guarantor Claims.

Section 6.3        Payments Held in Trust. In the event that, notwithstanding anything to the contrary in this Guaranty, Guarantor should receive any funds, payment, claim or distribution which is prohibited by this Guaranty, Guarantor agrees to hold in trust for Lender an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that Guarantor shall have absolutely no dominion over the amount of such funds, payments, claims or distributions so received except to pay them promptly to Lender, and Guarantor covenants promptly to pay the same to Lender.

Section 6.4        Liens Subordinate. Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of Guarantor or Lender presently exist or are hereafter created or attach. Without the prior written consent of Lender, Guarantor shall not (i) exercise or enforce any creditor’s right Guarantor may have against Borrower, or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgage, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of Borrower held by Guarantor.

ARTICLE 7

MISCELLANEOUS

Section 7.1        Waiver. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

Section 7.2        Notices. Any notice, demand, statement, request or consent made hereunder shall be in writing, addressed to the address, as set forth below, of the party to whom such notice is to be given, or to such other address as Guarantor or Lender, as the case may be, shall designate in writing, and shall be deemed to be received by the addressee on (i) the day such notice is personally delivered to such addressee, (ii) the third (3rd) business day following the day such notice is deposited with the United States postal service first class certified mail, return receipt requested, or (iii) the business day following the day on which such notice is delivered to a nationally recognized overnight courier delivery service. The addresses of the parties hereto are as follows:

Guarantor:

Life Care Companies LLC
Capital Square
400 Locust Street, Suite 820
Des Moines, IA 50309-2334
Attention: Diane Bridgewater

with a copy to:

Davis Brown Law Firm
215-10th Street, Suite 1300
Des Moines, IA 50309
Attention: Frank Carroll

Lender:

As provided in the Loan Agreement

Section 7.3        Governing Law. This Guaranty shall be governed by and construed in accordance with the laws of the State in which the real property encumbered by the Security Instrument is located and the applicable laws of the United States of America.

Section 7.4        Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

Section 7.5        Amendments. This Guaranty may be amended only by an instrument in writing executed by the party or an authorized representative of the party against whom such amendment is sought to be enforced.

Section 7.6        Parties Bound; Assignment; Joint and Several. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that Guarantor may not, without the prior written consent of Lender, assign any of its rights, powers, duties or obligations hereunder. If more than one Person executes this Guaranty, the obligations of such Persons hereunder shall be joint and several.

Section 7.7        Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

Section 7.8        Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

Section 7.9         Counterparts. To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Guaranty to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

Section 7.10      Rights and Remedies. If Guarantor becomes liable for any indebtedness owing by Borrower to Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

Section 7.11      Other Defined Terms. Any capitalized term utilized herein shall have the meaning as specified in the Loan Agreement or the other Loan Documents, unless such term is otherwise specifically defined herein.

Section 7.12      Entirety. THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTOR AND LENDER WITH RESPECT TO GUARANTOR’S GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY GUARANTOR AND LENDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTOR AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY AGREEMENT. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND LENDER.

Section 7.13       Waiver of Right To Trial By Jury. GUARANTOR AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, THE NOTE, THE SECURITY INSTRUMENT, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTY.

Section 7.14         Survival. Guarantor shall have no liability for Guaranteed Carveout Obligations based upon any action first occurring or condition first existing after the Loan has been paid in full or there has been a judgment of foreclosure of the Security Instrument, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Security Instrument (that has been accepted by Lender) (the “Termination Date”). Except in the case of fraud, any claim against Guarantor for Guaranteed Carveout Obligations must be brought on or before the one (1) year anniversary of the Termination Date. Except for Guaranteed Carveout Obligations, all obligations hereunder shall survive the Termination Date.

The remainder of this page is left blank. The signature page(s) follow.

EXECUTED as of the day and year first above written.

GUARANTOR:

LIFE CARE COMPANIES LLC, an Iowa limited liability company

/s/ Joel D. Nelson
Name: Joel D. Nelson
Title: President and COO